6.14 FORM OF INCENTIVE STOCK OPTION AGREEMENT UNDER THE ISO PLAN

THIS STOCK OPTION AGREEMENT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE EMPLOYEE/GRANTEE'S OPTION RIGHTS HEREUNDER (THE "STOCK") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY THE "SECURITIES LAWS"); NEITHER THIS STOCK OPTION AGREEMENT NOR THE STOCK ARE TRANSFERABLE EXCEPT IN COMPLIANCE WITH THE SECURITIES LAWS AND IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS STOCK OPTION AGREEMENT
-----------------------------------------------------------------------------
A.W.G., Ltd. Incentive Stock Option Plan
Stock Option Agreement


Option Number              001
Employee                   _______________
Number of Option Shares    _______________
Exercise Price             $______________
Option Grant Date          00-00-00
Expiration Date            00-00-00 (Tenth Anniversary of Option Grant Date)
=============================================================================
This Stock Option Agreement (the "Agreement") is made by A.W.G., Ltd., a Nevada corporation (the "Company"), effective as of the "Option Grant Date". The Option Grant Date is the date on which the Option is granted to the Employee.

Recitals:

A. On , 1998, the Company established the A.W.G., Ltd. Stock Incentive Plan (the "Plan"). The terms and conditions of the Plan are incorporated herein by reference; in the event of any conflict between the terms and conditions of the Plan and this Agreement, the Plan will supersede any conflicting term or condition of this Agreement.

B. The authorized capital stock of the Company consists of 60,000 shares of common stock.

C. _______________ (the "Employee") is eligible, under the Plan, to receive the option to purchase common stock from the Company. The Company desires to grant to Employee the option to purchase common stock in accordance with the terms and conditions of this Agreement.

Therefore, the Company agrees as follows:

1.          Option to Acquire Company Shares

            1.1 Grant of Option. Company grants to Employee the option (the "Option") to purchase up to (but not exceeding) ________________ (____) shares of the authorized common stock of the Company. The shares of common stock of the Company, which will be issued upon exercise of the Option, are referred to as the "Option Shares".

            1.2 Right to Exercise Option; Exercise Period. Subject to Section
1.7 and the other terms and conditions of this Agreement, Employee may exercise Employee's Option to acquire all or any number of (but not exceeding the number of) Option Shares, in one or any number of series of purchases, at any time from and after the later of the Option Grant Date or the six-month anniversary of the Employee's employment date with the Company and continuing thereafter for a period of ten (10) years until the Expiration Date (indicated above) (such period being referred to as the "Option Period").

            1.3 Exercise of Option. Employee may exercise the Employee's Option by written notice from Employee to the Company (which notice must indicate the number of Option Shares to be purchased, up to the then remaining and unexercised number of Option Shares) together with payment (in accordance with Sections 1.4 and 1.5 below) in full for the Option Shares to be purchased.

            1.4 Option Exercise Price. The purchase price for each share of the Option Shares (without regard to the date of exercise) shall be equal to (and not less than) the fair market value thereof as of the Option Grant Date; fair market value shall be determined by using any reasonable valuation method, without regard to any restriction other than a restriction which, by its terms, will never lapse. Based on this standard, the Board of Directors of the Company has determined, in good faith and in accordance with the requirements of Internal Revenue Code Section 422(c), that the purchase price is __________ dollar ($_____) per share (the "Exercise Price").

            1.5 Payment of Exercise Price. Upon exercise of the Employee's Option, the Employee shall pay to the Company an amount equal to the product of (a) the per share Exercise Price, multiplied by (b) the number of Option Shares which the Employee then elects to purchase. The aggregate Exercise Price, for all of the Option Shares which the Employee elects to purchase, will be payable to the Company in immediately available funds (either cash, or by certified or cashier's check made payable to the Company).

            1.6 Annual Limit On Exercise of Options. To the extent that the aggregate fair market value (determined as of the Option Grant Date) of the Option Shares which may be purchased under this Option during any calendar year exceeds $100,000.00, the Options with respect thereto (only with respect to the portion attributable to Option Shares with a fair market value in excess of $100,000) shall not be treated as incentive stock options. For example, if the Employee is granted an option to purchase 10,000 shares of the Company's stock, and if the employee is permitted to exercise 2,500 shares in each of four successive calendar years, and if the fair market value on the date of exercise was $50 per share, only the first $100,000 (in value) of shares issued in each year will be treated as stock acquired pursuant to an incentive stock option. The balance, of $25,000 (in value) of shares received in each calendar year will not be treated as stock acquired pursuant to an incentive stock option.

2.          Adjustment of Number of Option Shares; Merger or Consolidation

            2.1 Adjustment of Number of Shares Which May Be Purchased. If, at any time or from time to time, the number of issued common shares of the Company shall be increased or reduced by a recapitalization, reclassification, distribution of a dividend payable in shares, or if the common stock of the Company shall be reclassified or converted into a different number or class of shares, the number and class of Option Shares shall be equitably and proportionately adjusted.


            2.2 Merger or Consolidation. If, at any time during the Option Period, the Company shall consolidate with, or merge into, another corporation, the Employee shall thereafter be entitled, upon exercise hereof, to purchase, with respect to each share of common stock then purchasable hereunder immediately prior to the date upon which such consolidation or merger shall become effective (i.e., with respect to each then remaining and unexercised Option Share) the securities or property to which a holder of one share of common stock of the Company would have been entitled upon such consolidation or merger, without any change in, or payment in addition to, the Exercise Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Agreement shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any securities or property thereafter deliverable upon the exercise of this Agreement. The Employee shall have no cause or standing to block, delay, or otherwise interfere with or prevent any such merger or consolidation transaction.

3.          Termination; Death; Forfeiture of Option

            3.1 Termination of Employment. Except as otherwise expressly provided to the contrary in this Section 3, the Employee must be employed by the Company (or an "Affiliate"; as such term is defined below) at all times during the period beginning on the Option Grant Date and continuing through and including the date that the Option (whether in whole or in part) is exercised. In the event that Employee's employment with the Company is terminated for any reason whatsoever, or without reason, whether voluntary or involuntary, whether with cause or without cause, other than by reason of Employee's death or disability, the entire unexercised portion of the Option shall terminate immediately, in which event, and at such time, the Employee shall not be entitled to thereafter purchase any further unexercised Option Shares.

Employee's employment shall be deemed to continue during any period in which the Employee is on military, sick, or other authorized leave of absence not in excess of 90 days (or longer if the Employee's right to return to work is guaranteed by contract or by applicable law). The Employee's employment with the Company shall not be deemed terminated if the Employee, without lapse, thereafter is employed by an "Affiliate" of the Company; the term "Affiliate" means a wholly-owned subsidiary and/or parent corporation of the Company.

            3.2 Disability. In the event that Employee's employment with the Company is terminated by reason of Employee's disability, within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, Employee may exercise Employee's Option with respect to any remaining and unexercised Option Shares at any time prior to the expiration of the three month period following the Employee's effective date of termination.

            3.3 Employee's Death. In the case of the Employee's death, his Option up to the then remaining and unexercised number of Option Shares may be exercised after his death by his estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Employee, at any time prior to the expiration of the six (6) month period following the Employee's death. In such event, the employment requirement for the date of exercise (pursuant to Section 3.1) shall not apply and the holding period requirement (pursuant to Section 4.2) shall not apply. The holding period does apply where the Employee dies after he exercises his Option (as to the exercised number of Option Shares). Also, although the employment requirement no longer applies, the Employee must have satisfied the employment requirement at the time of his death; accordingly, his death must have occurred prior to the expiration of the three-month period following the date on which his employment terminated.

            3.4 Forfeiture of Option. The Employee's Option to purchase any remaining and unexercised Option Shares shall automatically forfeit without further action or notice upon the first to occur of the Expiration Date; or the expiration of any period of permitted exercise following termination of employment as expressly provided above.

4.          Shareholder Rights; Holding Period; Restrictions on Disposition

            4.1 No Voting, Dividend, or Other Shareholder Rights. This Agreement shall not entitle the Employee to any voting, dividend, or other rights as a shareholder of the Company, or to any other rights whatsoever, except the rights herein set forth, until or unless the Employee shall exercise Employee's purchase rights in accordance with the terms of this Agreement. Subject to Section 4.2, upon the exercise of the Employee's Option, and the purchase and issuance of the Option Shares pursuant thereto, Employee shall acquire with respect to the exercised and purchased Option Shares all rights and privileges of a holder of common stock of the Company.


            4.2 Holding Period; Restrictions on Disposition. Except as expressly provided to the contrary in the Plan, the Employee may not make or permit to be made any "Disposition" (as such term is defined below) of any Option Shares acquired upon exercise of his Option; accordingly, no such Disposition shall be binding or valid if made in violation of any of the terms or conditions of the Plan. Without limitation on the foregoing, in addition, upon exercise of his Option, no Disposition of the acquired Option Shares may be made by the Employee either (a) within the two year period after the Option Grant Date, and/or (b) within one year after the stock is transferred to him. This holding period requirement does not apply to options that are exercised after the Employee's death.

            4.3 Disposition Defined. The term "Disposition" is defined as a lifetime transfer of legal title, whether by sale, exchange, or gift, but not including:

(a) a transfer occurring as a result of the Employee's death, whether by bequest, inheritance, or from the decedent to his estate;

(b) a transfer from the Employee to a joint tenancy (with the right of survivorship), of which the Employee is a joint tenant;

(c)         a pledge or hypothecation;

(d) a transfer to a reversionary trust where the trustee has no authority to sell or otherwise dispose of the stock and where the trustee must redeliver the stock to the grantor upon expiration of the trust term;

(e) a transfer to a spouse, or to a former spouse if incident to divorce, (or in trust for the benefit of the spouse or former spouse);

(f) a transfer by an insolvent option holder to a trustee, receiver, or any other similar fiduciary in any proceeding under title 11 or any similar insolvency proceeding, and/or any other transfer for the benefit of creditors in such proceeding;

(g) any other transfers which may be permitted from time to time under Internal Revenue Code Section 422, the effect of which does not cause the option to be other than an incentive stock option.

            4.4 Non-Transferability. The Employee's Option is non-transferable by the Employee otherwise than by will or the laws of descent and distribution. The Option may only be exercised by the Employee; except, however, in the event of the Employee's death (as provided in Section 3.3).

5. No Registration. Neither this Agreement, nor the shares of stock of the Company which may be purchased under this Agreement, nor any other shares of stock of the Company (a) have been registered under the Securities Act of 1933, as amended (the "Act"), nor pursuant to any state securities laws, and
(b) may be sold, transferred, pledged, or otherwise disposed of other than pursuant to an effective registration statement under the Act or upon receipt of an opinion of counsel for the Company to the effect that such disposition is in compliance with the Act and applicable state securities laws. By exercise of Employee's rights to purchase the common stock of the Company, the Employee thereby agrees that the shares of common stock of the Company to be acquired by Employee will be acquired for investment purposes only and not with a view to or for resale in connection with the distribution thereof.

6. Reservation of Shares. The Company agrees at all times to reserve and make available a sufficient number of shares of its common stock to permit issuance of the number of shares which may be purchased under this Agreement.

7. Endorsement of Certificates. Each stock certificate representing the Option Shares (when issued) shall conspicuously bear the following legend:

"The shares of stock represented by this Certificate are subject to the terms
and conditions of a certain Incentive Stock Option Plan, dated         , 1998,
a copy of which is on file in the
office of the Secretary of the Company. This Plan provides, among other things, for certain restrictions on the sale, pledge or other disposition of the shares represented by this Certificate.

"The shares have not been registered under the Securities Act of 1933 (the "Securities Act") or applicable state securities laws. Accordingly, in addition to such other restrictions, the shares (including any lesser number thereof) may not be sold or offered for sale, pledged, hypothecated or otherwise transferred except:

(a)         pursuant to Rule 144 of the Securities Act,

(b) if such shares shall be covered by a registration statement effective under the Securities Act and applicable state securities laws, or

(c) if the Company has received an opinion of counsel, satisfactory to the Company, that registration under the Securities Act and/or applicable state securities laws is not required to effectuate such transaction."

8.          General Provisions

            8.1 Governing Law. This Agreement shall be governed by, construed, interpreted, and enforced in accordance with the laws of the State of Nevada and applicable federal law.

            8.2 Incorporation of Plan. As indicated in Recital Paragraph A, the terms and conditions of the Plan are incorporated herein by reference; in the event of any conflict between the terms and conditions of the Plan and this Agreement, the Plan will supersede any conflicting term or condition of this Agreement. Employee acknowledges receipt of a copy of the Plan, by Employee's signature below. The Company agrees to notify Employee, in writing, of any amendments to or the termination of the Plan.

            8.3 Descriptive Headings. Titles to paragraphs and subparagraphs are intended only for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

            8.4 10% Stock Ownership Rule. The Employee will not be eligible to receive this Option if he owns more than 10% of the total combined voting power or value of all classes of stock of the Company (or an "Affiliate") on the Option Grant Date. Since the 10% ownership limitation applies on the Option Grant Date, the Employee is not disqualified if he acquires additional stock (including stock received upon exercise of the Option) after the Option Grant Date.

[signatures on following page]

Signatures

In the presence of the witnesses whose signatures appear below, Company and Employee have caused this Agreement to be duly executed effective as of the Option Grant Date.

Witness:                                Company:

                                        A.W.G., Ltd.


                                        By:
-----------------------------                -----------------------------
                                             Mack Jennings
                                        Its: President


Witness:                                Employee:


-----------------------------           ----------------------------------
                                        Name: